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                                                                      EXHIBIT 23


                      [KPMG PEAT MARWICK LLP Letterhead]


                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Pall Corporation:

We consent to incorporation by reference in Pall Corporation's Registration Statements Nos. 33-25640, 33-44399, 33-51151 and 33-64751 on Form S-8, and
Registration Statements Nos. 33-39655, 33-57507 and 333-18971 on Form S-3, and Registration Statement No. 333-17417 on Form S-4, of our reports dated September 2, 1997, relating to the consolidated balance sheets of Pall Corporation and subsidiaries as of August 2, 1997 and August 3, 1996 and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended August 2, 1997, which reports are incorporated by reference or appear in this annual report on Form 10-K of Pall Corporation for the fiscal year ended August 2, 1997.

Our reports refer to the Company's adoption of Statement of Financial Accounting Standards No. 112, "Employers Accounting for Postemployment Benefits" in fiscal year 1995.


                                         /s/ KPMG PEAT MARWICK LLP
                                         ------------------------------------
                                         KPMG PEAT MARWICK LLP

Jericho, New York
October 24, 1997